EXHIBIT 10.3

WAIVER

This waiver (“Waiver”) with respect to the promissory note dated February 26, 2024 (the ”Note”), is entered into as of July 31, 2024 (the “Effective Date”), by and between ICoreConnect Inc., a Delaware corporation (the “Company”) and [ ], a [ ] (“Holder”). The Company and the Holder entered into the Note on February 26, 2024, pursuant to a securities purchase agreement dated February 26, 2024 (the “Agreement”). Each of the Company and Holder is a “Party” to this Waiver and the Company and the Holder, collectively, the “Parties” hereto. In consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Holder hereby waives the rights to all default penalties, default interest, and acceleration of any amounts owed under the Note as a result of [__] (the “Events”), provided, however, that the Parties hereby acknowledge and agree that (i) the leak-out provisions in Section 8(t) of the Agreement no longer apply since the Leak Out Period (as defined in the Agreement) has ended and (ii) the Holder is not required to fund the Second Tranche (as defined in the Agreement) under Section 8(u) of the Agreement, in each case pursuant to the Agreement as a result of the occurrence of the Events.

2. In exchange for the Holder’s execution of this Waiver, the Company shall issue to the Holder on the Effective Date that certain common stock purchase warrant for the purchase of [   ] shares of common stock of the Company, par value $0.0001 per share, a form of which is attached hereto as Exhibit A.

3. Except as set forth above, all of the terms, conditions and provisions of the Note and Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

COMPANY:

ICORECONNECT INC.

By:
Name: ROBERT MCDERMOTT
Title: CHIEF EXECUTIVE OFFICER

HOLDER:

[ ]

By:
Name: [ ]
Title: [ ]

Exhibit A

(see attached)

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